Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Second Quarter and First Half of 2023

BLACKSBURG, VA., July 20, 2023 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”), today announced its results of operations for the second quarter and first half of 2023. The Company reported net income of $3.90 million, or basic earnings per common share of $0.66, for the second quarter and $8.43 million, or basic earnings per common share of $1.43, for the six months ended June 30, 2023. This compares to net income of $5.57 million, or basic earnings per common share of $0.93, for the second quarter of 2022 and $10.46 million, or basic earnings per common share of $1.74, for the six months ended June 30, 2022. National Bankshares, Inc. ended June 30, 2023 with total assets of $1.63 billion.

President and CEO F. Brad Denardo commented, “Financial institutions across the nation have encountered intense interest rate pressure in the first half of 2023. Drastic increases in the interest paid on deposits outpaced the return on loans and other assets, resulting in lower net interest income for the quarter. In addition to reduced net interest income, the costs incurred by National Bankshares in a successfully-averted proxy contest and the increased salary expense resulting from last year’s 4th quarter base pay increase also contributed to lower net income when compared to the same period in 2022.”

Mr. Denardo continued, “While the current economic environment may last for some time, we are never satisfied with reduced earnings and are doing everything within our power to return to increased profitability in the second half of 2023. National Bankshares remains well-capitalized, and our lenders are working tirelessly to deploy that capital through sound, profitable loans. Our talented community bankers are seeking new opportunities for growth and deepening existing relationships to deliver profits through multiple lines of service. As always, we are working to increase operational efficiencies and reduce costs while maintaining our outstanding customer experience.”

Highlights

Dividends

The Company paid a semiannual dividend of $0.73 per share in June 2023. Along with a special one-time cash dividend of $1.00 per common share during the first quarter of 2023, the Company rewarded shareholders with a dividend payout ratio of 120.84% for the first half of 2023.

Growth

The Company is pleased to announce that construction on a new branch in Roanoke, Virginia will begin during the third quarter of 2023. The full service branch will expand our already successful Loan Production Office and enhance our service in the Roanoke Valley.

Net Income

Net income for the three and six month periods ended June 30, 2023 decreased when compared with the three months ended March 31, 2023 and June 30, 2022, and the six months ended June 30, 2022. Key items that impacted results are discussed below.

Net Interest Income

The Federal Reserve raised its benchmark interest rate by 500 basis points between March 2022 and May 2023, improving interest income when results for the three and six months ended June 30, 2023 are compared with the same periods of 2022. However, rising rates and competition for deposits during 2023 increased interest expense and compressed the net interest margin when compared with 2022.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Noninterest Income

Noninterest income for the second quarter of 2023 improved from the first quarter of 2023. During the second quarter, the Company recognized a gain of $2.97 million on the sale of its VISA Class B securities, as well as a gain of $1.04 million from the payout of a Bank Owned Life Insurance policy. The Company also sold securities during the second quarter and recorded a loss of $3.34 million. The sale of securities is discussed in more detail below.

Noninterest income for the first half of 2023 improved when compared with the first half of 2022, due primarily to the same factors discussed above.

Noninterest Expense

Noninterest expense for the second quarter of 2023 decreased when compared with the first quarter of 2023, reflecting lower expenses for professional services, partially offset by increased FDIC insurance expense. Professional services include legal and other expenses for the Company’s response to the previously mentioned proxy contest that amounted to $327 thousand for the second quarter and $441 thousand for the first quarter of 2023. The Company does not anticipate any further material expense for this matter. FDIC insurance expense increased due to an increase in the FDIC’s general assessment rate.

When the first half of 2023 is compared with the first half of 2022, noninterest expense increased due to the FDIC assessment and the proxy contest, as discussed above, as well as salary and employee benefits, data processing and ATM, and pension non-service cost. As mentioned above, the Company increased its base compensation during 2022 in order to attract and retain talent, which is reflected in 2023 results. Data processing and ATM expense increased due to higher maintenance costs. Pension non-service cost, included in other operating expense, increased $174 thousand based upon actuarial calculations.

Securities

As part of its interest rate risk management, the Company periodically evaluates its position in financial assets. During the second quarter, the Company strategically selected and sold securities with a market value of $25.52 million. The loss on the sale was largely offset by a gain on the sale of the Company’s VISA Class B stock. Additionally, during the first quarter of 2023, the Company sold $18.00 million of securities, resulting in a small net gain. The strategy for both sales prioritized enhancement of long-term earnings. Though not a primary objective, proceeds from the sales also bolstered liquidity.

The Company’s Asset Liability Management Committee is closely monitoring interest rate risk on all of the Company’s financial assets and liabilities. As of June 30, 2023, the Company has the ability to hold securities until maturity and there are no further sales planned. Analysis as of June 30, 2023 did not indicate any credit risk concerns with any of the Company’s securities.

Deposits
Competition continued to pressure the Company’s deposits during the second quarter of 2023, a trend that began impacting the Company during the fourth quarter of 2022. The Company implemented competitive pricing on CDs, raised offering rates on other deposits and negotiated with depositors to strengthen the deposit base, at costs well below the cost of borrowing.

The Company’s depositors within its market area are diverse, including individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for approximately 26% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 22% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”), the Federal Reserve and another correspondent bank that provide substantial borrowing capacity. During the first half of 2023, the Company accessed FHLB and Federal Reserve borrowings to reinforce liquidity. The advances were fully repaid due to the success of the Company’s deposit strategy. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well-positioned to meet foreseeable liquidity demands.

Loans and Credit Risk

Loans decreased from 2022 and from March 31, 2023 as higher interest rates decreased demand. The Company is positioned to continue to make every loan that meets its underwriting standards.

Loan quality continues to reflect low credit risk, with low charge-off and past due levels. The allowance for credit losses on loans (“ACLL”) was 1.26% of loans as of June 30, 2023, compared with 1.24% of loans as of March 31, 2023. At both dates, the Company held a surplus in excess of the calculated requirement to account for uncertainty in the general economic environment. The Company adopted Accounting Standards Update 2016-13 (“ASU 2016-13”) as of January 1, 2023, which increased the ACL by $2.34 million from December 31, 2022.

Stockholders’ Equity

Stockholders’ equity as of June 30, 2023 decreased from March 31, 2023 due to dividends of $4.30 million and an increase of $2.21 million in accumulated other comprehensive loss, offset to an extent by earnings of $3.90 million. Compared with June 30, 2022, stockholders equity at June 30, 2023 decreased due to dividends, share repurchases during 2022 and an increase in the accumulated other comprehensive loss, offset to an extent by net income. The unrealized loss on securities impacts stockholders’ equity through accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not impact regulatory capital ratios. The Bank is considered well capitalized, with capital ratios considerably higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

The Company’s stockholders approved a new equity compensation plan at the annual meeting held in May 2023. Under the plan, part of the June 2023 semi-annual retainer for non-employee directors was paid in a restricted stock grant. The equity compensation plan aims to align decision making with long-term value creation for the Company’s shareholders.

Key Ratios

The impact of margin compression accounts for the decrease in the return on average equity and the return on average assets and the increase in the efficiency ratio when the second quarter of 2023 is compared with the first quarter of 2023. Margin compression also resulted in the decrease in the return on average assets and increase in the efficiency ratio when the first half of 2023 is compared with the first half of 2022. Return on average equity increased when the first half of 2023 is compared with the first half of 2022 primarily due to a lower denominator for 2023, attributable to an increase in unrealized securities losses reflected in the accumulated other comprehensive loss.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible common equity to tangible assets, average assets excluding the impact of unrealized securities loss and average equity excluding accumulated other comprehensive loss, net.

The net interest margin is calculated using the fully taxable equivalent interest income, using the federal statutory income tax rate of 21%. Efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on an FTE basis. Tangible common equity and tangible assets exclude goodwill. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 24 full-service offices, primarily in southwest Virginia, and three loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except share and per share data)	June 30, 2023	March 31, 2023	June 30, 2022
Assets
Cash and due from banks	$14,815	$11,695	$11,798
Interest-bearing deposits	55,241	42,966	95,812
Securities available for sale, at fair value	614,178	651,047	682,251
Restricted stock, at cost	929	929	941
Mortgage loans held for sale	-	-	488
Loans:
Real estate construction loans	56,984	54,052	69,724
Consumer real estate loans	226,453	223,438	217,143
Commercial real estate loans	423,396	438,843	425,388
Commercial non real estate loans	56,079	60,516	52,338
Public sector and IDA loans	47,791	47,359	49,856
Consumer non-real estate loans	36,236	33,188	34,825
Total loans	846,939	857,396	849,274
Less: unearned income and deferred fees and costs	(398)	(431)	(460)
Loans, net of unearned income and deferred fees and costs	846,541	856,965	848,814
Less: allowance for credit losses	(10,626)	(10,650)	(8,069)
Loans, net	835,915	846,315	840,745
Premises and equipment, net	11,044	10,431	9,773
Accrued interest receivable	5,718	6,007	5,506
Other real estate owned, net	662	662	957
Goodwill	5,848	5,848	5,848
Bank-owned life insurance	43,081	43,551	42,833
Other assets	38,110	34,826	32,636
Total assets	$1,625,541	$1,654,277	$1,729,588

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$300,713	$311,137	$334,576
Interest-bearing demand deposits	841,382	871,748	943,574
Savings deposits	197,958	202,996	218,716
Time deposits	146,979	125,571	80,965
Total deposits	1,487,032	1,511,452	1,577,831
Accrued interest payable	260	314	46
Other liabilities	9,805	11,468	15,471
Total liabilities	1,497,097	1,523,234	1,593,348
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 5,891,739 (including 2,052 unvested) shares at June 30, 2023, 5,889,687 at March 31, 2023 and 5,980,775 at June 30, 2022	7,367	7,362	7,476
Retained earnings	195,320	195,718	191,541
Accumulated other comprehensive loss, net	(74,243)	(72,037)	(62,777)
Total stockholders' equity	128,444	131,043	136,240
Total liabilities and stockholders' equity	$1,625,541	$1,654,277	$1,729,588

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
($ in thousands, except share and per share data)	June 30, 2023	March 31, 2023	June 30, 2022
Interest Income
Interest and fees on loans	$9,644	$9,333	$8,324
Interest on interest-bearing deposits	540	228	202
Interest on securities - taxable	4,066	4,118	2,949
Interest on securities - nontaxable	347	365	447
Total interest income	14,597	14,044	11,922
Interest Expense
Interest on time deposits	1,054	359	37
Interest on other deposits	4,314	2,454	610
Interest on borrowings	12	285	-
Total interest expense	5,380	3,098	647
Net interest income	9,217	10,946	11,275
Provision for credit losses	10	2	310
Net interest income after provision for credit losses	9,207	10,944	10,965
Noninterest Income
Service charges on deposit accounts	637	592	603
Other service charges and fees	49	53	51
Credit and debit card fees, net	414	467	535
Trust income	481	445	439
BOLI income	1,279	239	241
Gain on sale of mortgage loans	55	16	35
Gain on sale of investment	2,971	-	-
Other income	249	375	208
Realized securities (loss) gain, net	(3,344)	12	-
Total noninterest income	2,791	2,199	2,112

Noninterest Expense
Salaries and employee benefits	4,465	4,434	4,011
Occupancy, furniture and fixtures	411	542	464
Data processing and ATM	879	873	793
FDIC assessment	254	117	111
Net costs of other real estate owned	4	11	-
Franchise taxes	358	375	371
Professional services	551	753	214
Other operating expenses	635	559	347
Total noninterest expense	7,557	7,664	6,311
Income before income tax expense	4,441	5,479	6,766
Income tax expense	540	948	1,192
Net Income	$3,901	$4,531	$5,574
Basic net income per common share	$0.66	$0.77	$0.93
Fully diluted net income per common share	$0.66	$0.77	$0.93
Weighted average number of common shares outstanding, basic	5,889,687	5,889,687	6,004,425
Weighted average number of common shares outstanding, diluted	5,890,048	5,889,687	6,004,425
Dividends declared per common share	$0.73	$1.00	$0.72
Book value per share	$21.81	$22.25	$22.78

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Six Months Ended
($ in thousands, except share and per share data)	June 30, 2023	June 30, 2022
Interest Income
Interest and fees on loans	$18,977	$16,424
Interest on interest-bearing deposits	768	251
Interest on securities - taxable	8,184	5,422
Interest on securities - nontaxable	712	875
Total interest income	28,641	22,972
Interest Expense
Interest on time deposits	1,413	74
Interest on other deposits	6,768	1,228
Interest on borrowings	297	-
Total interest expense	8,478	1,302
Net interest income	20,163	21,670
Provision for credit losses	12	444
Net interest income after provision for credit losses	20,151	21,226
Noninterest Income
Service charges on deposit accounts	1,229	1,165
Other service charges and fees	102	106
Credit and debit card fees, net	881	975
Trust income	926	882
BOLI income	1,518	479
Gain on sale of mortgage loans	71	96
Gain on sale of investment	2,971	-
Other income	624	700
Realized securities loss, net	(3,332)	-
Total noninterest income	4,990	4,403

Noninterest Expense
Salaries and employee benefits	8,899	7,989
Occupancy, furniture and fixtures	953	956
Data processing and ATM	1,752	1,580
FDIC assessment	371	222
Net costs of other real estate owned	15	10
Franchise taxes	733	733
Professional services	1,304	439
Other operating expenses	1,194	995
Total noninterest expense	15,221	12,924
Income before income tax expense	9,920	12,705
Income tax expense	1,488	2,245
Net Income	$8,432	$10,460
Basic net income per common share	$1.43	$1.74
Fully diluted net income per common share	$1.43	$1.74
Weighted average number of common shares outstanding, basic	5,889,687	6,025,709
Weighted average number of common shares outstanding, diluted	5,889,868	6,025,709
Dividends declared per common share	$1.73	$0.72
Book value per share	$21.81	$22.78

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

($ in thousands)	Three Months Ended June 30, 2023			Three Months Ended March 31, 2023
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(3)	$853,119	$9,730	4.57%	$855,093	$9,414	4.46%
Taxable securities (4)(5)	654,021	4,066	2.49%	678,543	4,118	2.46%
Nontaxable securities (1)(4)	65,231	470	2.89%	67,335	493	2.97%
Interest-bearing deposits	41,947	540	5.16%	19,715	228	4.69%
Total interest-earning assets	$1,614,318	$14,806	3.68%	$1,620,686	$14,253	3.57%
Interest-bearing liabilities:
Interest-bearing demand deposits	$847,986	$4,115	1.95%	$856,591	$2,373	1.12%
Savings deposits	199,606	199	0.40%	208,376	81	0.16%
Time deposits	138,261	1,054	3.06%	91,666	359	1.59%
Borrowings	954	12	5.05%	23,962	285	4.82%
Total interest-bearing liabilities	$1,186,807	$5,380	1.82%	$1,180,595	$3,098	1.06%
Net interest income and interest rate spread		$9,426	1.86%		$11,155	2.51%
Net yield on average interest‑earning assets			2.34%			2.79%

($ in thousands)	Three Months Ended June 30, 2022
	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(3)(6)	$833,270	$8,403	4.04%
Taxable securities (4)(5)	676,064	2,949	1.75%
Nontaxable securities (1)(4)	76,061	598	3.15%
Interest-bearing deposits	90,606	202	0.89%
Total interest-earning assets	$1,676,001	$12,152	2.91%
Interest-bearing liabilities:
Interest-bearing demand deposits	$912,036	$573	0.25%
Savings deposits	219,464	37	0.07%
Time deposits	83,753	37	0.18%
Total interest-bearing liabilities	$1,215,253	$647	0.21%
Net interest income and interest rate spread		$11,505	2.70%
Net yield on average interest‑earning assets			2.75%

(1)

Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a Federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)	Interest income includes loan fees of $66 and $40 for the three months ended June 30, 2023 and March 31, 2023, respectively.
(3)	Includes loans held for sale and nonaccrual loans.
(4)	Daily averages are shown at amortized cost.
(5)	Includes restricted stock.
(6)	Interest income includes loan fees of $25 for the three months ended June 30, 2022.

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

($ in thousands)	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(3)	$854,101	$19,144	4.52%	$818,564	$16,584	4.09%
Taxable securities (4)(5)	666,214	8,184	2.48%	652,319	5,422	1.68%
Nontaxable securities (1)(4)	66,277	963	2.93%	76,383	1,172	3.09%
Interest-bearing deposits	30,892	768	5.01%	102,365	251	0.49%
Total interest-earning assets	$1,617,484	$29,059	3.62%	$1,649,631	$23,429	2.86%
Interest-bearing liabilities:
Interest-bearing demand deposits	$852,264	$6,488	1.54%	$899,502	$1,153	0.26%
Savings deposits	203,967	280	0.28%	216,210	75	0.07%
Time deposits	115,093	1,413	2.48%	80,887	74	0.18%
Borrowings	12,394	297	4.83%	-	-	-
Total interest-bearing liabilities	$1,183,718	$8,478	1.44%	$1,196,599	$1,302	0.22%
Net interest income and interest rate spread		$20,581	2.18%		$22,127	2.64%
Net yield on average interest‑earning assets			2.57%			2.70%

(1)

Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a Federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)	Interest income includes loan fees of $106 and $113 for the six months ended June 30, 2023 and June 30, 2022, respectively.
(3)	Includes loans held for sale and nonaccrual loans.
(4)	Daily averages are shown at amortized cost.
(5)	Includes restricted stock.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Average Balances
Cash and due from banks	$12,140	$11,412	$12,063
Interest-bearing deposits	41,947	19,715	90,606
Securities available for sale, at fair value	629,616	645,097	696,399
Mortgage loans held for sale	338	58	141
Loans, gross	853,196	855,483	833,576
Loans, net of unearned income and deferred fees and costs	852,781	855,035	833,129
Loans, net of allowance for credit losses	842,147	844,411	825,307
Goodwill	5,848	5,848	5,848
Total assets	1,627,794	1,625,041	1,719,128

Noninterest bearing deposits	300,480	308,908	338,795
Interest-bearing and savings deposits	1,047,592	1,064,967	1,131,500
Time deposits	138,261	91,666	83,753
Total deposits	1,486,333	1,465,541	1,554,048
Stockholders' equity	129,738	123,996	149,019

Financial Ratios
Return on average assets(1)	0.87%	1.16%	1.30%
Return on average equity(1)	10.94%	15.25%	15.00%
Efficiency ratio(2)	62.58%	54.14%	46.35%
Average equity to average assets	7.97%	7.63%	8.67%
Tangible common equity to tangible assets(3)	7.57%	7.59%	7.56%

Allowance for Credit Losses
Beginning balance	$10,650	$8,225	$7,788
Provision for credit losses	10	2	310
Charge-offs	(68)	(92)	(75)
Recoveries	34	173	46
Adoption of ASU 2016-13	-	2,342	-
Ending balance	$10,626	$10,650	$8,069

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)

The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(3)	Tangible common equity and tangible assets exclude goodwill of $5,848. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As and for the Six Months Ended
($ in thousands)	June 30, 2023	June 30, 2022
Average Balances
Cash and due from banks	$11,778	$11,879
Interest-bearing deposits	30,892	102,365
Securities available for sale	637,313	696,860
Mortgage loans held for sale	199	179
Loans, gross	854,333	818,841
Loans, net of unearned income and deferred fees and costs	853,902	818,385
Loans, net of allowance for credit losses	843,273	810,643
Goodwill	5,848	5,848
Total assets	1,626,425	1,711,248

Noninterest bearing deposits	304,671	331,524
Interest-bearing and savings deposits	1,056,231	1,115,712
Time deposits	115,093	80,887
Total deposits	1,475,995	1,528,123
Stockholders' equity	126,883	167,072

Financial Ratios
Return on average assets(1)	1.03%	1.22%
Return on average equity(1)	13.15%	12.45%
Efficiency ratio(2)	58.06%	48.71%
Average equity to average assets	7.80%	9.76%
Tangible common equity to tangible assets(3)	7.57%	7.56%

Allowance for Credit Losses
Beginning balance	$8,225	$7,674
Provision for credit losses	12	444
Charge-offs	(160)	(135)
Recoveries	207	86
Adoption of ASU 2016-13	2,342	-
Ending balance	$10,626	$8,069

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)

The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(3)	Tangible common equity and tangible assets exclude goodwill of $5,848. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Nonperforming Assets
Nonaccrual loans	$3,075	$2,814	$2,979
Other real estate owned	662	662	957
Total nonperforming assets	$3,737	$3,476	$3,936
Loans 90 days or more past due and accruing	$21	$33	$7

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.44%	0.41%	0.46%
Allowance for credit losses on loans to total loans(1)	1.26%	1.24%	0.95%
Allowance for credit losses on loans to nonperforming loans	345.56%	378.46%	270.86%
Loans past due 90 days or more to loans(1)	0.00%	0.00%	0.00%

(1)	Loans are net of unearned income and deferred fees and costs

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Net Interest Income, FTE
Interest income (GAAP)	$14,597	$14,044	$11,922
FTE adjustment	209	209	230
Interest income, FTE (non-GAAP)	14,806	14,253	12,152
Interest expense (GAAP)	5,380	3,098	647
Net interest income, FTE (non-GAAP)	$9,426	$11,155	$11,505

Noninterest Expense for Efficiency Ratio
Noninterest expense (GAAP)	$7,557	$7,664	$6,311
Less: proxy contest-related expense	(327)	(441)	-
Noninterest expense for efficiency ratio (non-GAAP)	$7,230	$7,223	$6,311

Income for Efficiency Ratio
Noninterest income (GAAP)	$2,791	$2,199	$2,112
Realized securities loss (gain), net	3,344	(12)	-
Gain on sale of investment	(2,971)	-	-
BOLI benefit payout	(1,037)	-	-
Noninterest income, adjusted (non-GAAP)	2,127	2,187	2,112
Net interest income, FTE (non-GAAP)	9,426	11,155	11,505
Total income for efficiency ratio (non-GAAP)	$11,553	$13,342	$13,617

Annualized Net Income
Net income (GAAP)	$3,901	$4,531	$5,574
Less: items deemed by management to be non-recurring:
Partnership income net of tax of ($44)	-	(164)	-
Realized securities loss (gain), net of tax of $702 for the period ended June 30, 2023 and ($3) for the period ended March 31, 2023	2,642	(9)	-
Proxy contest-related expense, net of tax of $69 for the period ended June 30, 2023 and $93 for the period ended March 31, 2023	258	348	-
Gain on sale of investment, net of tax of $624	(2,347)	-	-
BOLI benefit payout	(1,037)	-	-
Total non-recurring items	(484)	175	-
Adjusted net income	$3,417	$4,706	$5,574
Adjusted net income, annualized	$13,706	$19,085	$22,357
Add: total non-recurring items	484	(175)	-
Annualized net income for ratio calculation (non-GAAP)	$14,190	$18,910	$22,357

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Six Months Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net Interest Income, FTE
Interest income (GAAP)	$28,641	$22,972
FTE adjustment	418	457
Interest income, FTE (non-GAAP)	29,059	23,429
Interest expense (GAAP)	8,478	1,302
Net interest income, FTE (non-GAAP)	$20,581	$22,127

Noninterest Expense for Efficiency Ratio
Noninterest expense (GAAP)	$15,221	$12,924
Less: proxy contest-related expense	(768)	-
Noninterest expense for efficiency ratio (non-GAAP)	$14,453	$12,924

Income for Efficiency Ratio
Noninterest income (GAAP)	$4,990	$4,403
Realized securities loss, net	3,332	-
Gain on sale of investment	(2,971)	-
BOLI benefit payout	(1,037)	-
Noninterest income, adjusted (non-GAAP)	4,314	4,403
Net interest income, FTE (non-GAAP)	20,581	22,127
Total income for efficiency ratio (non-GAAP)	$24,895	$26,530

Annualized Net Income
Net income (GAAP)	$8,432	$10,460
Less: items deemed by management to be non-recurring:
Partnership income net of tax of ($44) and ($77) for the periods ended June 30, 2023 and 2022, respectively	(164)	(290)
Realized securities loss, net of tax of $700	2,632	-
Proxy contest-related expense, net of tax of $161	607	-
Gain on sale of investment, net of tax of $624	(2,347)	-
BOLI benefit payout	(1,037)	-
Total non-recurring items	(309)	(290)
Adjusted net income	8,123	10,170
Adjusted net income, annualized	16,381	20,509
Add: total non-recurring items	309	290
Annualized net income for ratio calculation (non-GAAP)	$16,690	$20,799

	As of
($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Tangible Assets
Total assets (GAAP)	$1,625,541	$1,654,277	$1,729,588
Less: Goodwill	(5,848)	(5,848)	(5,848)
Tangible assets (non-GAAP)	$1,619,693	$1,648,429	$1,723,740

Tangible Common Equity
Total stockholders' equity (GAAP)	$128,444	$131,043	$136,240
Less: Goodwill	(5,848)	(5,848)	(5,848)
Tangible common equity (non-GAAP)	$122,596	$125,195	$130,392